SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
OCTOBER 6, 2003

MAGUIRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 West Fifth Street, Suite 5000	90013
Los Angeles, California	(Zip Code)
(Address of principal executive offices)

213-626-3300
(Registrant’s telephone number, including area code)

ITEM 7. Financial Statements and Exhibits
ITEM 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT 99.1

ITEM 7. Financial Statements and Exhibits

Exhibit No.

99.1	Press Release dated October 6, 2003.

ITEM 9. Regulation FD Disclosure

     The information in this Item 9 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 9 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

     On October 6, 2003, Maguire Properties, Inc. issued a press release announcing that it had entered into an agreement to acquire One California Plaza, a 975,000 square foot building in Los Angeles, from the Metropolitan Life Insurance Company for a purchase price of approximately $225 million. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated: October 6, 2003